Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT

          This Agreement (this "Agreement") is made as of June 9, 1998 by and among Mothers Work, Inc. a Delaware corporation (the "Company"), and Putnam Investment Management, Inc. on behalf of the registered investment companies identified below its name on the signature page hereof, The Putnam Advisory Company, Inc. on behalf of the institutional accounts identified below its name on the signature page hereof, Putnam Fiduciary Trust Company on behalf of the registered investment and institutional account identified below its name on the signature page hereof, CypressTree Investment Partners I, Ltd, Fidelity High Yield Bond (Cayman Island) Trust, Fidelity Advisor World Global High Income Fund, Variable Insurance Products Fund: High Income Portfolio, Fidelity Puritan
Trust: Fidelity Puritan Fund, Fidelity Advisor Series II: Fidelity Advisor Balanced Fund and Variable Insurance Products Fund III: Balanced Portfolio, as such registered investment companies, institutional accounts and portfolios are holders (the "Putnam and Fidelity Noteholders") of the Company's 12 5/8% Senior Notes due 2005 (the "Notes") and each Holder who shall become a signatory hereto by virtue of such Holder's consent pursuant to the terms of that certain Consent Solicitation Statement dated May 28, 1998 relating to the Notes. In order to induce the Putnam and Fidelity Noteholders to consent to a proposed amendment to the Indenture dated as of August 1, 1995 pertaining to the Notes, the Company has agreed, pursuant to the terms of a letter agreement dated as of April 28, 1998 among the Company and the Putnam and Fidelity Noteholders (a) to pay each holder of any of the Notes who consents, under the terms of a consent solicitation promptly to be commenced by the Company (the "Consent Solicitation") to such amendment a fee consisting of a cash payment and certain shares of the Company's common stock, par value $.01 per share, and (b) to provide certain registration rights with respect to such shares as set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties agree as follows:

1. Definitions.

          1.1 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

          1.2 "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          1.3 "Common Stock" means the Common Stock, $.01 par value, of the Company.


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          1.4 "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder, and any successor to such statute or such rules and regulations.

          1.5 "Effectiveness Period" means the period commencing with the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

          1.6 "Form S-1", "Form S-3", "Form S-4" and "Form S-8" mean respective forms under the 1933 Act and any successor registration forms.

          1.7 "Holder" means any person owning Registrable Securities or any assignee thereof.

          1.8 "Notice Holder" means each Holder who has given notice of intention to distribute such Holder's Registrable Securities in accordance with
Section 2.4 hereof.

          1.9 "Person" means any natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust or organization.

          1.10 "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          1.11 "Register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

          1.12 "Registrable Securities" means (i) any Common Stock issued or issuable to each Person who consented under the terms of the Consent Solicitation to the proposed amendment to the Indenture pertaining to the Notes or (ii) any common stock or other securities issued or issuable with respect to any Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities are saleable by the holder thereof pursuant to Rule 144 under the Securities Act. For purposes of this Agreement, the number of shares of Registrable Securities outstanding at any time shall be determined by adding the number of shares of Common Stock outstanding which are, and the maximum number of shares of

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Common Stock issuable pursuant to then convertible or exercisable securities which upon issuance would be, Registrable Securities.

          1.13 "Registration Expenses" means all expenses incident to performance of or compliance with Sections 2 and 3 hereof by the Company, including without limitation all registration and filing fees, all listing fees, all fees and expenses of complying with securities or blue sky laws, all printing and automated document preparation expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, and the fees and disbursements of one counsel for the Holders on whose behalf Registrable Securities are being registered, but excluding applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Securities in all cases.

          1.14 "Requisite Information" is defined in Section 2.4 hereof.

          1.15 "Rule 144" means Rule 144 promulgated under the Securities Act, and any successor rule or regulation thereto, and in the case of any referenced section of such rule, any successor section thereto, collectively and as from time to time amended and in effect.

          1.16 "Securities Act" means the Securities Act of 1933 or any successor federal statute, and the rules and regulations of the Commission thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

2. Shelf Registration.

          2.1 Registration Statement. The Company shall prepare and file with the Commission, as soon as practicable but in any event on or prior to the date thirty (30) days following the date of expiration of the solicitation period in connection with the Consent Solicitation (the "Filing Date"), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by the Holders in the manner or manners designated by them. The Company shall use its best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable and keep the Initial Shelf Registration Statement continuously effective under the Securities Act until the earlier of the expiration of the Effectiveness Period or the date a Subsequent Shelf Registration, as defined below, covering all of the Registrable Securities has been declared effective under the Securities Act.

          The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and

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the distribution of such securities as the Company may from time to time reasonably request in writing and which shall be required by the Securities Act (or similar state laws) or by the Commission in connection therewith.

          2.2 Withdrawal of Stop Orders; Subsequent Registration Statements. If the Initial Shelf Registration or any Subsequent Shelf Registration, as defined below, ceases to be effective for any reason as a result of the issuance of a stop order by the Commission at any time during the Effectiveness Period, the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within fifteen (15) days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period.

          2.3 Supplements and Amendments. The Company shall supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority of the Registrable Securities covered by such Registration Statement.

          At any time when the Prospectus is required to be delivered under the Securities Act, the Company shall notify each Holder upon discovery that, or upon the happening of any event as a result of which, the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and shall promptly (and, in any event, no longer than five days after such discovery or happening) prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in the immediately preceding sentence, it will forthwith discontinue its disposition of Shares pursuant to the Registration Statement until its receipt of the copies of the supplemented or amended Prospectus.

          If the Company determines that the filing of any amendment or supplement would require disclosure of any information which would, in the good faith determination of the Company's Board of Directors, materially adversely impact any active negotiations or planning for a proposed or pending, material, public or private financing, merger, stock or asset acquisition or

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sale of all or substantially all of the Company's assets, then the Company may defer the filing of such amendment or supplement until it determines in good faith that no material adverse impact would result, but in no event longer than 30 days during the Effectiveness Period. In such event, the Company shall notify the Holders that although an amendment or supplement is required to be filed, the Company is deferring the filing of the required amendment or supplement pursuant to this Section 2.3 (and shall, on receipt of a Holder's written request, deliver a copy of the resolution of the Board of Directors of the Company to such effect to such Holder), and the Holders shall thereafter refrain from making any further offers of sales of Shares pursuant to the Prospectus until the earlier of (i) 30 days after such deferral notification, (ii) public disclosure of such pending material corporate development or (iii) notice from the Company of its determination that no material adverse impact would result from such disclosure.

          2.4 Sales by Holders under the Registration Statement. Each Holder of Registrable Securities agrees that if such Holder wishes to sell its Registrable Securities pursuant to a Shelf Registration and related Prospectus, it will do so only in accordance with this Section 2.4. Each Holder of Registrable Securities agrees to give written notice to the Company at least five Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration, which notice shall provide such information with respect to such Holder and the intended distribution of Registrable Securities by such Holder as may be required to amend the Registration Statement or supplement the related Prospectus with respect to such intended distribution of Registrable Securities by such Holder (the "Requisite Information"). In the event the Holder fails to provide the Requisite Information in its initial notice of its intention to distribute the Registrable Securities pursuant to the Registration Statement, the Company will promptly request such Holder to provide such Requisite Information. As soon as practicable after the date such notice and Requisite Information is provided, and in any event within six Business Days after such date, the Company shall:

          (i) If necessary, prepare and file with the Commission a post-effective amendment to the Shelf Registration or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will comply in all material respects with the rules and requirements under the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (ii) provide each Notice Holder copies of any documents filed pursuant to Section 2.4(i); and


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          (iii) inform each Notice Holder that the Company has complied with its obligations in Section 2.4(i) (or that, if the Company has filed a post-effective amendment to the Shelf Registration which has not yet been declared effective, the Company will notify the Notice Holder to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment and will promptly notify the Notice Holder when the amendment has become effective).



3. Registration Procedures. In connection with the Company's registration obligations under Section 2 hereof, the Company shall effect such registrations to permit the sale of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          3.1 Registration Statement. Prepare and file with the Commission a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, that before filing any such Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange requirements to file) the Company shall furnish to each Holder named in such Registration Statement, Prospectus, supplement or amendment copies of all such documents proposed to be filed, which documents will be subject to the review of such Holder, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that the Company is required by applicable securities laws or stock exchange requirements to file) to which any such Holder shall reasonably object in writing within two full Business Days.

          3.2 Amendments and Supplements to Registration Statement. Prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and Prospectus during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.


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          3.3 Cooperation. Use its best efforts to cooperate with the Holder in the disposition of the Common Stock covered by such registration statement.

          3.4 Furnishing of Copies of Registration Statements and Other Documents. Furnish to each seller of such Registrable Securities such number of conformed copies of such registration statement, Prospectus and of each such amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish any such seller with more than two copies of such exhibits other than incorporated documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), each in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of its Registrable Securities covered by such registration statement.

          3.5 State Securities Laws. Use its best efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions as the sellers shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or subject the Company to taxation in any jurisdiction in which it is not so qualified.

          3.6 Notification. Immediately notify each seller of Registrable Securities covered by such registration statement, (i) when a Prospectus, any Prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the Commission, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the suspension of the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.


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          3.7 General Compliance with Federal Securities Laws; Section 11(a)
Earning Statement. Otherwise use its best efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earning statement covering the period of at least 12 months after the effective date of such registration statement, which earning statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158.

          3.8 Exchange Listing. Use its best efforts to list such Registrable Securities on each securities exchange on which any equity security of the Company is then listed, if such securities are not already so listed.

          3.9 Transfer Agent. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

          3.10 Participation by Selling Security Holders. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, and before filing any such registration statement or any other document in connection therewith, give the Putnam and Fidelity Noteholders, and, to the extent that any other Holder is named therein, such Holder, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, each amendment thereof or supplement thereto or other document to be filed and give each of the aforementioned Persons such access to its books and records (the "Records") and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary, in the opinion of such Holders, counsel or accountants, to conduct a reasonable investigation within the meaning of the Securities Act; provided that such Holders will use reasonable efforts to coordinate the inspection of such Holders' counsel and accountants so as to minimize any disruption to the business of the Company. Records which the Company determines, in good faith, to be confidential and which it notifies such requesting Holder are confidential shall not be disclosed to such Holder unless
(i) in the reasonably judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to subpoena or other order from a court of competent jurisdiction. Each Holder agrees that information obtained by such Holder as a result of such inspections shall be deemed confidential, shall not be disclosed to third parties and shall not be used by such Holder as the basis for any transactions in the securities of the Company, unless and until such information (a) is made generally available to the public; or (b) is required to be disclosed by judicial process. Each Holder further agrees that such Holder shall not engage in any transaction in the securities of the Company while in the possession of material non-public information where such transaction may violate applicable securities laws.


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          3.11 Obtaining Withdrawal of Stop Orders. Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption for qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

          3.12 NASD Filings. Cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.

4. Payment of Expenses. The Company hereby agrees to pay all Registration Expenses in connection with all registrations effected pursuant to Section 2.

5. Indemnification and Contribution.

          5.1 Indemnities of the Company and the Issuer. In the event of any registration of any Registrable Securities under the Securities Act pursuant to
Section 2 hereof, the Company will, and hereby does, indemnify and hold harmless each Holder and each seller of Registrable Securities, their respective partners, directors and officers, and each other Person, if any, who controls any such Holder or seller within the meaning of Section 15 of the Securities Act (each such Person being referred to herein as a "Covered Person"), against any losses, claims, damages or liabilities, joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable to any Covered Person in any such case for any such loss, claim, damage, liability, action or proceeding (i) to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or incorporated document, in reliance upon and in conformity with written information furnished to the Company or on behalf of such Covered Person expressly for inclusion therein or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such

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loss, claim, damage or liability in any case in which such delivery is required by the Securities Act. The indemnities of the Company contained in this Section 6 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of Registrable Securities.

          5.2 Indemnities to the Company. In the event of any registration of Registrable Securities pursuant to Section 2 or 3, each selling Holder will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1 hereof) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company within the meaning of Section 15 of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated therein, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller expressly for inclusion therein, provided that the Holder shall not be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive any transfer of Registrable Securities.

          5.3 Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim of the type referred to in the foregoing provisions of this
Section 5, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to each such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice to such indemnifying party as provided herein shall not relieve such indemnifying party of its obligations under the foregoing provisions of this Section 6, except and solely to the extent that such indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to such an indemnifying party), and after notice from an indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that (i) if the indemnified party reasonably determines that there may be a conflict between the positions of such indemnifying party and the indemnified party in conducting the defense of such action or that there may be defenses available to such indemnified party different from or in addition to those

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available to such indemnifying party, then counsel for the indemnified party shall conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party and such indemnifying party shall employ separate counsel for its own defense, (ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense and (iii) the indemnifying party shall bear the legal expenses incurred in connection with the conduct of, and the participation in, the defense as referred to in clauses
(i) and (ii) above. If, within a reasonable time after receipt of the notice, such indemnifying party shall not have elected to assume the defense of the action, such indemnifying party shall be responsible for any legal or other expenses incurred by such indemnified party in connection with the defense of the action, suit, investigation, inquiry or proceeding. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          5.4 Contribution. If the indemnification provided for in Sections 5.1 or 5.2 hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 5.4 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          5.5 Limitation on Liability of Holders of Registrable Securities. The liability of each Holder in respect of any indemnification or contribution obligation of such holder arising under this Section 5 shall not in any event exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters' discounts and commissions and all other expenses paid by such Holder in connection with the registration in question) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration.

6. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act ("Rule 144") and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, and with a view to making it possible for Holders to register the Registrable Securities pursuant to a registration on Form S-3, the Company agrees to:

                    (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                    (b) take such action as will permit Holders to use Form S-3 for the sale of their Registrable Securities;

                    (c) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                    (d) furnish to any Holder forthwith upon request (1) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (3) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

7. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to Section 2 may be assigned by any Holder to a transferee, and by such transferee to a subsequent transferee. Any transferee to whom rights under this Agreement are transferred shall (i) be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder under this Agreement and (ii) be deemed to be a Holder hereunder.

8. Third Party Beneficiaries. The Company expressly acknowledges and agrees that this Agreement is intended for the benefit of the Holders and their respective successors and assigns.

9. Future Changes in Registration Requirements. In the event that the registration requirements under the Securities Act are amended or eliminated to accommodate a "Company registration" or similar approach, this Agreement shall be deemed amended to the extent necessary to reflect such changes and the intent of the parties hereto with respect to the benefits and obligations of the parties, and in such connection, the Company shall use reasonable efforts to provide Holders of Registrable Securities equivalent benefits to those provided under this Agreement.

10. Notices. All notices, requests, consents and demands shall be in writing and shall be personally delivered, mailed, postage prepaid, telecopied or telegraphed or delivered by any nationally recognized overnight delivery service to the Company at:

                   Mothers Work, Inc.
                   465 North Fifth Street
                   Philadelphia, Pennsylvania 19123
                   Attn: Thomas Frank, Chief Financial Officer
                   Fax No: (215) 625-6924

with a copy to:

                   Pepper Hamilton LLP
                   3000 Two Logan Square
                   Eighteenth and Arch Streets
                   Philadelphia, PA  19103-2799
                   Attn: Elam Hitchner III, Esq.
                   Fax No.: (215) 981-4750

and to the Putnam and Fidelity Noteholders:

                   PUTNAM INVESTMENT MANAGEMENT
                   One Post Office Square, 8th Floor
                   Boston, MA  02109
                   Attn: Jeffrey J. Kobylarz
                   Fax No.: (617) 760-1676

                   FIDELITY INVESTMENTS
                   Fidelity Management and Research Company
                   82 Devonshire Street
                   E20F
                   Boston, MA  02109-3614
                   Attn: Susan Lynch
                   Fax No.: (617) 476-0322

with a copy to:

                   Ropes & Gray
                   One International Place
                   Boston, Massachusetts  02110

                   Attn:  Robert L. Nutt, Esq.
                   Fax No.: (617) 951-7050


to each other Holder at the most current address given by the Holder to the Company or such other address as may be furnished in writing to the other parties hereto. All such notices, requests, demands and other communication shall, when mailed (registered or certified mail, return receipt requested, postage prepaid), personally delivered, or telegraphed, be effective four days after deposit in the mails, when personally delivered, or when delivered to the telegraph company, respectively, addressed as aforesaid, unless otherwise provided herein and, when telecopied or delivered by any nationally recognized overnight delivery service, shall be effective upon actual receipt.

11. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior understandings and agreements, whether written or oral, with respect to such subject matter.

12. Amendments, Waivers and Consents. Any provision in this Agreement may be made, and the observance thereof may be waived, if the Company (a) shall obtain consent thereto in writing from persons holding a majority of the Registrable Securities then outstanding and (b) shall deliver copies of such consent to any Holders who did not execute the same; provided, however, that, without a Holder's consent, any such amendment or waiver shall not treat such Holder differently from any other Holder.

13. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. Notwithstanding the foregoing sentence, the Company shall not have the right to assign its obligations hereunder or any interest herein without obtaining the prior written consent of the Holders holding a majority of the Registrable Securities then outstanding, provided in accordance with Section 12.

14. Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

15. General. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware.

16. Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

17. Counterparts. This Agreement may be executed (including by facsimile) in counterparts, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Advisors have executed this Agreement as of the date and year first above written.

[Corporate Seal]   COMPANY:

                 MOTHERS WORK, INC.


                 By:   /s/ Thomas Frank
                       -------------------------------
                 Title:  Chief Financial Officer




                 Putnam Investment Management, Inc. on behalf of:
                 Putnam Balanced Retirement Fund
                 Putnam Convertible Opportunities and Income Trust
                 Putnam Diversified Income Trust
                 Putnam Equity Income Fund
                 Putnam Funds Trust-Putnam High Yield Trust II
                 The George Putnam Fund of Boston
                 Putnam High Income Convertible and Bond Fund
                 Putnam High Yield Advantage Fund
                 Putnam High Yield Trust
                 Putnam Income Fund
                 Putnam Managed High Yield Trust
                 Putnam Master Income Trust
                 Putnam Master Intermediate Income Trust
                 Putnam Premier Income Trust
                 Putnam Strategic Income Fund
                 Putnam Variable Trust-PVT Diversified Income Fund
                 Putnam Variable Trust-PVT High Yield Fund
                 Travelers Series Fund Inc.-Putnam Diversified Income Portfolio


                 By:  /s/ John R. Verani
                      -------------------------------------
                 Name: John R. Verani
                 Title: Senior Vice President

                 The Putnam Advisory Company, Inc. on behalf of:
                 Putnam Offshore Funds (Cayman) Ltd. - Putnam Diversified
                  Income Fund
                 Dana Farber Cancer Institute
                 Employees' Retirement Plan of Agway, Inc.
                 Abbott Laboratories Annuity Retirement Plan
                 Ameritech Corporation Pension Plan
                 Mobil Oil Corporation Retirement Plans
                 CBO Limited I
                 CBO Limited II


                 By: /s/ John R. Verani
                     ----------------------
                 Name: John R. Verani
                 Title: Senior Vice President


                 Putnam Fiduciary Trust Company on behalf of:
                 Putnam High Yield Managed Trust
                 Putnam High Yield Fixed Income Fund, LLC


                 By:  /s/ John R. Verani
                      -------------------------
                 Name: John R. Verani
                 Title: Senior Vice President

                 FIDELITY ADVISOR SERIES II:
                 Fidelity Advisor Balanced Fund


                 By: /s/ John Costello
                     ---------------------
                 Name: John Costello
                 Title: Assistant Treasurer

                 VARIABLE INSURANCE PRODUCTS FUND III:
                 Balanced Portfolio


                 By: /s/ John Costello
                     ---------------------
                 Name: John Costello
                 Title: Assistant Treasurer

                 CYPRESS TREE INVESTMENT PARTNERS I, LTD


                 By: /s/ Barry Coffman
                     ---------------------
                 Name: Barry Coffman
                 Title: Vice President


                 FIDELITY HIGH YIELD BOND (CAYMAN ISLAND)
                 TRUST


                 By: /s/ Barry Coffman
                     ---------------------
                 Name: Barry Coffman
                 Title: Vice President

                 VARIABLE INSURANCE PRODUCTS FUND:
                 High Income Portfolio


                 By: /s/ John Costello
                     ---------------------
                 Name: John Costello
                 Title: Assistant Treasurer

                 FIDELITY PURITAN TRUST:
                 Fidelity Puritan Fund


                 By: /s/ John Costello
                     ---------------------
                 Name: John Costello
                 Title: Assistant Treasurer

                 FIDELITY ADVISOR WORLD GLOBAL HIGH
                 INCOME FUND


                 By: /s/ Thomas J. Simpson
                     ---------------------
                 Name: Thomas J. Simpson
                 Title: Treasurer